Home Equity Loan-Backed Term Notes, GMACM Series 2000-CL1 Group 1
                             Payment Date 09/25/2001

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Servicing Certificate
Beginning Pool Balance                                           291,588,555.02
Beginning PFA                                                              0.00
Ending Pool Balance                                              282,836,176.14
Ending PFA Balance                                                            -
Principal Collections                                              7,263,255.30
Principal Draws                                                               -
Net Principal Collections                                          7,263,255.30

Current Month Repurchases - Units                                             -
Current Month Repurchases - Dollars                                           -

Active Loan Count                                                        10,914

Interest Collections                                               3,598,956.56

Weighted Average Net Loan Rate                                        15.41967%
Substitution Adjustment Amount                                             0.00

              Beginning              Ending                                                    Interest   Security        Note
Term Notes     Balance              Balance          Factor      Principal       Interest     Shortfalls      %           Rate
----------     -------              -------          ------      ---------       ---------    ----------      -           ----
Class A-1        70,904,065.68      61,505,299.08    0.4424714   9,398,766.60      213,047.02        0.00   0.19101       3.73%
Class A-2        23,853,000.00      23,853,000.00    1.0000000           0.00      145,900.85        0.00  0.074078       7.34%
Class A-3        66,581,000.00      66,581,000.00    1.0000000           0.00      420,015.14        0.00  0.206773       7.57%
Class A-4        37,753,000.00      37,753,000.00    1.0000000           0.00      248,225.98        0.00  0.117245       7.89%
Class M          34,256,000.00      34,256,000.00    1.0000000           0.00      248,926.93        0.00  0.106385       8.72%
Class B          20,553,000.00      20,553,000.00    1.0000000           0.00      154,147.50        0.00  0.063829       9.00%

Certificates                 -

Beginning Overcollateralization Amount                            37,688,489.34
Overcollateralization Amount Increase (Decrease)                     646,387.72
Outstanding Overcollateralization Amount                          38,334,877.06
Overcollateralization Target Amount                               39,393,617.02

Credit Enhancement Draw Amount                                             0.00
Unreimbursed Prior Draws                                                   0.00


                                                                                                      Number       Percent
                                                                        Balance                      of Loans     of Balance
Delinquent Loans (30 Days)                                         6,176,950.96                        258          2.18%
Delinquent Loans (60 Days)                                         3,736,095.97                        150          1.32%
Delinquent Loans (90+ Days) (1)                                    5,013,546.41                        199          1.77%
Foreclosed Loans                                                      93,614.96                         3           0.03%
REO                                                                           -                         0           0.00%

(1) 90+ Figures Include Foreclosures and REO and Bankruptcy

                                                                                     Percent
                                                         Liquidation To-Date        of Balance
Beginning Loss Amount                                              4,768,505.91
Current Month Loss Amount                                          1,489,123.58              0.51%
Current Month's Recoveries                                             8,286.43
Ending Loss Amount                                                 6,249,343.06              2.14%

                                                            Special Hazard                            Fraud       Bankruptcy
Beginning Amount                                                           0.00                            0.00           0.00
Current Month Loss Amount                                                  0.00                            0.00           0.00
Ending Amount                                                                 -                               -              -

Liquidation Loss Distribution Amounts                                      0.00
Extraordinary Event Losses                                                 0.00
Excess Loss Amounts                                                        0.00

Capitalized Interest Account
Beginning Balance                                                          0.00
Initial Capitalized Interest Account Withdraw                              0.00
Withdraw relating to Collection Period                                     0.00
Remaining CIA Balance Paid to GMACM                                        0.00
Interest Earned (Zero, Paid to Funding Account)                            0.00
                                                                           ----
Total Ending Balance as of Payment Date                                    0.00
Interest earned for Collection Period                                      0.00
Interest withdrawn related to prior Collection Period                      0.00


Prefunding Account
Beginning Balance                                                          0.00
Additional Purchases during Revolving Period                               0.00
Excess of Draws over Principal Collections                                 0.00
                                                                           ----
Remaining Pre-Funding Balance Paid to Noteholders                          0.00
Total Ending Balance as of Payment Date                                    0.00
Interest earned for Collection Period                                      0.00
Interest withdrawn related to prior Collection Period                      0.00
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